PURCHASE AND SALE AGREEMENT

                           FOR MEMBERSHIP INTEREST IN

                             SANDHILL GROUP, L.L.C.

                                     BETWEEN

                          THE MAGNA CARTA GROUP, L.L.C.

                                       AND

                             GENESIS CRUDE OIL, L.P.



                              Dated March 24, 2006

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PART ONE
SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION                    1
        1.1    Subject Matter                                            1
        1.2    Defined Terms                                             1
        1.3    Other Definitions                                         5
        1.4    Rules of Construction                                     5
PART TWO
PURCHASE AND SALE                                                        6
        2.1    Basic Transaction                                         6
        2.2    Closing and Deliveries at the Closing                     6
        2.3    Purchase Price                                            6
        2.4    Earn-Out Payments                                         6
        2.5    Section 754 Election and Purchase Price Allocation        6
        2.6    Sales and Transfer Taxes                                  7
        2.7    Distribution to Pay Taxes                                 7

PART THREE
REPRESENTATIONS AND WARRANTIES                                           7
        3.1    Seller's Representations and Warranties                   7
        3.2    Buyer                                                     9
        3.3    Disclaimers                                              10

PART FOUR
COVENANTS                                                               11
        4.1    Pre-Closing Covenant of Seller                           11
        4.2    Post-Closing Covenant of Buyer                           11
        4.3    Pre-Closing Covenants of Seller and Buyer                11
        4.4    Post-Closing Covenants of Seller and Buyer               12

PART FIVE
CONDITIONS TO CLOSING                                                   13
        5.1    Seller's Closing Conditions                              13
        5.2    Buyer's Closing Conditions                               14

PART SIX
INDEMNITY                                                               15
        6.1    Seller                                                   15
        6.2    Buyer                                                    15
        6.3    Method of Asserting Claims                               16
        6.4    Payment                                                  16
        6.5    Limitation of Claims                                     17
        6.6    Disputed Claims                                          17
        6.7    Exclusivity                                              17

PART SEVEN
MISCELLANEOUS                                                           17
        7.1    Successors and Assigns                                   17
        7.2    Waivers and Amendments                                   17

       7.3    Notices                                                  17
        7.4    Counterparts                                             18
        7.5    Entire Agreement                                         18
        7.6    Governing Law                                            18
        7.7    Expenses                                                 18
        7.8    Assignability                                            18
        7.9    Invalidity                                               18
        7.10   No Admission                                             19
        7.11   Dispute Resolution                                       19
        7.12   Attorneys' Fees                                          19
        7.13   Further Assurances                                       19
        7.14   Termination                                              20


                             SCHEDULES AND EXHIBITS
         Schedules

         1.2      Parties' With Actual Knowledge
         2.4      Allocation of Asset Values and Purchase Price
         3.1(e)   Required Consents
         3.1(f)   Litigation
         3.1(g)   Encumbrances
         3.1 (h)  Taxes
         3.1(i)   Environmental
         4.4      Contracts to be Assigned or Modified
         7.11     Dispute Resolution Procedures


         Exhibits

         A        Form of Assignment and Assumption Agreement
         B        Form of Amended and Restated Operating Agreement
         C        Form of Earnout Agreement

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (this "Agreement") is entered into effective as of March 24, 2006 (the "Effective Date") by and between The Magna Carta Group, L.L.C., a Louisiana limited liability company (hereinafter "Seller") and Genesis Crude Oil, L.P., a Delaware limited partnership (hereinafter "Buyer"). Seller and Buyer are sometimes individually referred to herein as a "Party" and collectively as "Parties."

                                    RECITALS

         WHEREAS, Seller desires to sell, and Buyer desires to purchase for cash, 50 Class A units of membership interest in Sandhill Group, L.L.C., a Mississippi limited liability company ("Sandhill") owned by Seller, representing 50% of the aggregate outstanding membership interests of Sandhill, upon the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

PART ONE
              SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Subject Matter. The subject matter of this Agreement is the sale by Seller of the Ownership Interest to be Purchased, the purchase by Buyer from Seller of the Ownership Interest to be Purchased in exchange for cash, and the terms and conditions upon which all of the foregoing shall take place (the "Transaction").

1.2 Defined Terms. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Section 1.2 have the meanings assigned to them and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

         "Actual Knowledge" of a Party means the actual knowledge of such Party's personnel set forth on Schedule 1.2 attached hereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities or ownership interests, by contract or otherwise, and specifically with respect to a corporation or partnership, means direct or indirect ownership of more than fifty percent (50%) of the voting stock in such corporation or of the voting interest in a partnership or limited liability company.

         "Agreed Rate" means the lesser of (a) six percent (6%), or (b) the maximum rate from time to time permitted by Applicable Laws.

         "Agreement" means this Agreement, including the Exhibits and Schedules.

         "Applicable Laws" means, as enacted and in effect on or prior to the Closing, all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Entity, including the common or civil law (and including without limitation those pertaining to occupational health and safety, consumer product safety, employee benefits, the environment, securities or zoning), and all judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other Governmental Entity of competent jurisdiction.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect on or prior to the Closing.

         "Closing" means the consummation of the transactions required by this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations or rules issued under any of the foregoing.

         "Confidentiality Agreement" means the Site Visit Agreement between Genesis Energy, Inc. and Seller dated as of December 10, 2004 and the Confidentiality Agreement between Seller and Genesis Energy, L.P., dated as of October 20, 2004, in each case as it may be amended or extended from time to time.

         "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under Applicable Law.

         "Corporate Documents" means with respect to a Delaware corporation, the certificate of incorporation and by-laws, or the equivalent documents of a corporation organized under the laws of another jurisdiction; or with respect to a Delaware limited partnership or a Louisiana limited liability company, the certificate of limited partnership /articles of organization and limited partnership agreement/limited liability company operating agreement, or the equivalent documents of a limited partnership or limited liability company organized under the laws of another jurisdiction.

         "Environmental Laws" means, in each case, as enacted and in effect on or prior to the Closing, all Applicable Laws relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including the Clean Air Act, as amended, CERCLA, RCRA, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state laws implementing the foregoing federal laws, and all other Applicable Laws relating to (i) pollutants prohibited by law, and (ii) the generation, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Substances. "Environmental Laws" shall also include all Applicable Laws dealing with the same subject matter or promulgated by any Governmental Authority thereunder to carry out the purposes of any such Applicable Law, as enacted and in effect on or prior to the Closing.

         "Facilities" means all property owned or leased by Sandhill regardless of where located.

         "Governmental Entity" means any federal, state, tribal, county, parish, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign) having jurisdiction over the Facility, the Parties, or the transactions contemplated by this Agreement.

         "Hazardous Substances" means any (a) hazardous substances as defined by ss.101(14) of CERCLA and (b) any other contaminant, pollutant or waste (including petroleum hydrocarbon contaminants, pollutants or wastes) that is regulated by any Governmental Entity under any Environmental Law; provided, however, "Hazardous Substances" does not include non-waste petroleum substances or products including, without limitation, natural gas and natural gas liquids that are recoverable on a commercially reasonable basis.

         "IRS" means the Internal Revenue Service.

         "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge, or other security interest.

         "Losses" means any and all losses, liabilities, claims, demands, penalties, fines, settlements, damages, actions, or suits of whatsoever kind and nature (but expressly excluding consequential damages suffered by a Party or its Affiliates), whether or not subject to litigation, including without limitation
(i) claims or penalties arising from products liability, negligence, statutory liability or violation of any Applicable Law or in tort (strict, absolute or otherwise), (ii) loss of or damage to any property, and (iii) all reasonable out-of-pocket costs, disbursements and expenses (including, without limitation, reasonable legal, accounting, consulting and investigation expenses and litigation costs).

         "Material Agreement" means an agreement with a remaining contract term of no less than one (1) year from the Effective Date and an annual consideration of more than $50,000.

         "Material Adverse Effect" means any effect or change that would be materially adverse to the business of Sandhill, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby, as applicable; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of Sandhill, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any existing event, occurrence, or circumstance with respect to which Buyer has knowledge as of the date hereof, and (c) any adverse change in or effect on the business of Sandhill that is cured by Seller before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated.

         "Members" means the Persons who own a membership interest in Sandhill, under and pursuant to the terms of the Operating Agreement.

         "Operating Agreement" means the Limited Liability Company Operating Agreement of Sandhill dated as of January 21, 2002 between Seller and other members of Sandhill, including any and all amendments thereto.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Ownership Interest to be Purchased" means 50 Class A units of membership interest in Sandhill owned by Seller, representing 50% of the aggregate outstanding membership interests of Sandhill.

         "Permitted Encumbrances" means the existence or effect of:

         (i) any applicable voting restrictions, preferential purchase rights and other rights and obligations of Members set forth in the Operating Agreement;

         (ii) liens for Taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the Ordinary Course of Business;

         (iii) all rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of the Ownership Interest to be Purchased, if the same are customarily obtained subsequent to such sale or conveyance;

         (iv) easements, road-use agreements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, or defects or deficiencies in title thereto, that do not materially interfere with the operation or use of the Facility;

         (v) zoning and planning laws and regulations to the extent valid and applicable to the Facility; and

         (vi) liens of carriers, warehousemen, mechanics, workers, material suppliers or other providers of materials or services arising by operation of Applicable Laws in the Ordinary Course of Business or incident to the construction or improvement of any property in respect of obligations which are not yet due.

         "Person" means any natural person, corporation, division of a corporation, association, company, estate, trust, partnership, joint venture, unincorporated organization, Governmental Entity, or any other entity.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended and in effect on or prior to the Closing.

         "Release" shall have the meaning specified in CERCLA.

         "Seller's Allocable Portion" means fifty percent (50%).

         "Taxes" shall mean any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Entity or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to tax and interest thereon, which are existing or hereafter adopted on or prior to the Closing.

         "Termination Date" means April 30, 2006.

1.3 Other Definitions. The following terms shall have the respective meanings ascribed to them in the Sections of the Agreement set forth below opposite such terms:

         Amended and Restated Operating Agreement......................2.2
         Buyer.........................................................Preamble
         Claim Notice..................................................6.3(a)
         Claim Threshold...............................................6.5(b)
         Closing Date..................................................2.2
         Deposit.......................................................2.7
         Disputed Claim................................................6.6
         Distributable Cash............................................4.2(b)
         Effective Date................................................Preamble
         Indemnified Party.............................................6.3(a)
         Indemnifying Party............................................6.3(a)
         Notice Period.................................................6.3(a)
         Party.........................................................Preamble
         Purchase Price................................................2.3
         Seller........................................................Preamble
         Transaction...................................................1.1

1.4      Rules of Construction.  For purposes of this Agreement:

         (a) General. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles that are generally accepted in the United States of America; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a business day shall be deemed to mean the first business day after such date unless otherwise specifically provided herein; (vi) a reference to a Person includes its successors and assigns; and (vii) the use of the word "include" or "including" when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         (b) Parts and Sections. References to Parts and Sections are, unless otherwise specified, to Parts and Sections of this Agreement. Neither the captions to Parts or Sections hereof nor the Table of Contents shall be deemed to be a part of the Agreement.

         (c) Exhibits and Schedules. The Exhibits and Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

         (d) Other Agreements. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended.

                                    PART TWO
                                PURCHASE AND SALE

2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, at the Closing (i) Seller agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, receive and accept from Seller, the Ownership Interest to be Purchased in exchange for the Purchase Price specified below, and
(ii) Seller shall assign to Buyer, and Buyer shall assume and agree to perform, the rights and obligations of Seller under the Operating Agreement to the extent attributable to the Ownership Interest to be Purchased.

2.2 Closing and Deliveries at the Closing. The Closing shall take place at the offices of Seller, in Jackson, Mississippi commencing at 9:00 a.m. Central Standard Time on or before the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine, but not before April 3, 2006 (the "Closing Date"). Subject to the terms and conditions of this Agreement, at the Closing, (i) Buyer shall pay Seller the Purchase Price (defined in Section 2.3 below) in cash by wire transfer to an account designated by Seller or by delivery of other immediately available funds, (ii) Seller and Buyer shall execute and deliver two originals of an Assignment and Assumption Agreement, substantially in the form of Exhibit A attached hereto, evidencing the transfer to Buyer of the Ownership Interest to be Purchased, and the assignment to and assumption by Buyer of the rights and obligations of Seller under the Operating Agreement to the extent attributable to the Ownership Interest to be Purchased,
(iii) Seller and Buyer shall execute and deliver two originals of a First Amended and Restated Operating Agreement of Sandhill, substantially in the form of Exhibit B (the "Amended and Restated Operating Agreement"), evidencing the new ownership of Sandhill and other terms of governance and operation of Sandhill from and after the Closing, (iv) Seller and Buyer shall execute and deliver two originals of an Earnout Agreement, substantially in the form of Exhibit C (the "Earnout Agreement"), evidencing the terms and conditions of the earnout payments referred to in paragraph 2.4 below, and (v) Seller and Buyer shall deliver to each other the other respective certificates, instruments and documents required to be delivered at, or as a condition to the Closing, under this Agreement.

2.3 Purchase Price. The purchase price to be paid by Buyer shall be Five Million Dollars ($5,000,000.00) in cash (the "Purchase Price").

2.4 Earn-Out Payments. Subject to the terms and conditions of this Agreement, in consideration of the transfer of the Ownership Interest to be Purchased, Buyer shall pay to Seller the earnout payments in accordance with the terms of the Earnout Agreement.

2.5 Section 754 Election and Purchase Price Allocation. The Parties agree to cause Sandhill to make an election under Section 754 of the Code on a timely filed federal partnership return for the short period which ends on the Closing. The Parties shall mutually agree on the relative values of the assets of Sandhill, and allocate the Purchase Price among Sandhill's assets, in accordance with the provisions of Sections 743, 754 and 755 of the Code, within 90 days after the Closing. When agreed, the allocation of Purchase Price shall be attached as Schedule 2.5 hereto. Any disagreements as to the allocation of Purchase Price shall be resolved pursuant to the provisions of Section 7.11.

2.6 Sales and Transfer Taxes. The Purchase Price shall not include any sales or transfer taxes imposed in connection with the sale of the Ownership Interest to be Purchased. Any sales or transfer taxes imposed on the transaction will be the responsibility of the Seller.

2.7 Distribution to Pay Taxes. On or promptly following the Closing, the Parties agree to cause the Company to declare a distribution equal to Two Hundred Thousand Dollars ($200,000) solely to Seller, so that Seller may have funds to pay federal and state income taxes attributable to the Company's income for the year ending December 31, 2005. Such distribution shall be payable by the Company on or before April 15, 2006, and shall not affect the Membership Interest percentages of the Parties following the Closing which shall remain at Fifty Percent (50%) each notwithstanding such distribution.

                                   PART THREE
                         REPRESENTATIONS AND WARRANTIES

3.1 Seller's Representations and Warranties. Except as set forth in the schedules attached hereto and delivered by Seller to Buyer, Seller represents and warrants to Buyer as of the Effective Date as follows; provided, however, no such representation and warranty shall apply to the extent that Buyer or any of its Affiliates as of the Effective Date has been provided with notice, or otherwise holds Actual Knowledge, of a violation or inaccuracy thereof:

(a) Organization and Standing. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Louisiana.

(b) Authority. Seller has the limited liability company power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite limited liability company action of Seller, and this Agreement has been duly executed and delivered by Seller.

(c) Validity of Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditors' rights in general. The enforceability of the Seller's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Violation. Neither the execution or delivery, nor the performance by Seller, of this Agreement contravenes or violates any provision of the Corporate Documents of Seller or Sandhill, or contravenes or violates any Applicable Laws to which Seller may be subject.

(e) No Consent Required. Except as set forth in Schedule 3.1(e) attached hereto, no consent, approval, permit, authorization, filing or other action is required on the part of Seller or Sandhill in connection with the execution, delivery or performance of this Agreement either (i) from or with any Person other than a Governmental Entity, except for consents, approvals, authorizations or actions which, if not obtained, made or taken, would not have a Material Adverse Effect on the Seller, or (ii) from or with any Governmental Entity.

(f) Proceedings or Litigation. Except as set forth on Schedule 3.1(f) attached hereto, to the Actual Knowledge of Seller, there are no ongoing or threatened proceedings, claims or litigation against Sandhill or against Seller relating to the execution, delivery or performance of this Agreement and the Transaction.

(g)      Title to Ownership Interest to be Purchased. Except as set forth on
         Schedule 3.1(g) and except for the Permitted Encumbrances, Seller has good title to, and legal and beneficial ownership of, the Ownership Interest to be Purchased, free and clear of any and all proxies or proxy agreements and voting trust arrangements, and free and clear of any Liens created by or through Seller securing payment of monetary obligations. Further, except as set forth on Schedule 3.1(g), Sandhill has good title to, and legal and beneficial ownership of all material assets reflected on its Financial Statements as of September 30, 2005, subject to Liens securing payment of monetary obligations and the Permitted Encumbrances.

(h) Taxes. Except as set forth on Schedule 3.1(h), to Seller's Actual Knowledge (i) Seller has duly filed all federal, state, and local governmental tax reports, returns, information statements, schedules or certificates and all other reports and returns required to be filed by it pursuant to any law or regulation of any governmental authority in connection with the determination, assessment or collection of any Taxes or the administration of any Applicable Laws relating to any Taxes, and (ii) Seller has timely paid all Taxes shown to be due on such reports or returns, if any.

(i)      Environmental. To Seller's Actual Knowledge, and except as set forth on
         Schedule 3.1(i), each of the following statements are true and correct:

(i) As of the Effective Date, neither the Facilities nor Sandhill are the subject of any investigation, judicial, or administrative proceeding concerning, a Release of any Hazardous Substance.

(ii) As of the Effective Date, neither the Facilities nor Sandhill are the subject of any investigation, judicial, or administrative proceeding concerning violations of any Environmental Laws in effect on the Effective Date.

(iii) As of the Effective Date, neither the Facilities nor Sandhill are subject to any material remedial, clean-up or monitoring obligations under such Environmental Laws;

(iv) As of the Effective Date, Sandhill has in effect, or has applications pending for, all material permits required by applicable Environmental Laws for the operation and ownership of the Facility, and Sandhill is not in violation of the terms and conditions of such permits in any material respects;

(v) As of the Effective Date, Sandhill (a) is not subject to any consent decree, compliance order or administrative order issued pursuant to applicable Environmental Laws regarding the Facility, and (b) has not received written notice under the citizen suit provision of any Environmental Law or written request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Entity pursuant to applicable Environmental Laws regarding the Facility;

(vi) As of the Effective Date, no conditions or circumstances exist or have existed from May 18, 2002 to the Effective Date, with respect to off site disposal of any Hazardous Substances pertaining to the ownership, operation or maintenance of any Facility which is regulated under Environmental Law which would impose any liability on Seller, Buyer as the assignee of Seller, or the Ownership Interest to be Purchased, except where the condition or circumstance would not have a Material Adverse Effect; and

(vii) As of the Effective Date, no conditions or circumstances exist or have existed from May 18, 2002 to the Effective Date, and no activities are occurring or have occurred from May 18, 2002 to the Effective Date, on or in connection with the Facility that are resulting or have resulted in the exposure of any Person to a Hazardous Substance above regulatory thresholds such that Seller, Buyer as the assignee of Seller or the Ownership Interest to be Purchased are reasonably likely to incur liability to such Person for personal injuries, damages or death resulting from such exposure, except where the condition, circumstance or activity would not have a Material Adverse Effect.

(j) Capital Accounts. To the Seller's Actual Knowledge, the audited financial statements of Sandhill for the period ending December 31, 2004, properly reflect the capital accounts of Sandhill as of December 31, 2004, which capital accounts have been maintained in accordance with the Operating Agreement, and there are no additional contributions to Sandhill required from Seller.

(k) Agreements. Seller has provided, or caused Sandhill to provide, Buyer with copies of all Material Agreements to which Sandhill is a party as of the Effective Date, of which Seller has Actual Knowledge.

(l) Brokers. Neither Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
3.2 Buyer. Buyer represents and warrants to Seller as of the Effective Date as follows:

(a) Organization and Standing. Buyer is a limited partnership duly organized and validly existing under the laws of Delaware.

(b) Authority. Buyer has the power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action of Buyer and this Agreement has been duly executed and delivered by Buyer.

(c) Validity of Agreement. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar Applicable Laws affecting the enforcement of creditors' rights generally. The enforceability of Buyer's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Violation. Neither the execution and delivery, nor the performance by Buyer of its obligations under this Agreement contravenes or violates any provision of the Corporate

         Documents of Buyer, or
         contravenes or violates any Applicable Laws to which Buyer may be subject.

(e) No Consent Required. No consent, approval, permit, authorization or other action by, or filing with, any Governmental Entity or other Person that is required in connection with the execution, delivery and performance by Buyer of this Agreement has not been obtained.

(f) No Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the Actual Knowledge of Buyer, threatened against Buyer.

(g) Knowledgeable Investor. Buyer is an experienced and knowledgeable investor. In making its decision to participate in this Agreement and the Transaction, Buyer has relied solely on its own independent investigation, analysis and evaluation of the Ownership Interest to be Purchased, the Facility and any business associated therewith.

(h) Securities Representation. Buyer is acquiring the Ownership Interest to be Purchased for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., or any other Applicable Laws pertaining to the distribution of securities.

(i) Funding. Buyer has sufficient funds, or has arranged to have available by the Closing Date, sufficient funds, to enable Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

(j) Brokers. Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.3 Disclaimers. Buyer acknowledges that (a) at the Closing it will acquire the Ownership Interest to be Purchased on the basis of its own investigation of the physical and financial condition of the Facility and Sandhill's business, and assumes the risk that adverse conditions outside the scope of Seller's representations and warranties set forth in Section 3.1 may not be revealed by Buyer's own investigation, and (b) its admission as a member of Sandhill shall be subject to the terms of the Operating Agreement and Applicable Laws. Buyer acknowledges that EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (i) NO WARRANTY, EXPRESS OR IMPLIED IN FACT OR BY LAW, WHETHER OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION OR OTHERWISE HAS BEEN MADE TO BUYER WITH RESPECT TO THE OWNERSHIP INTEREST TO BE PURCHASED, SANDHILL, THE FACILITY OR ANY BUSINESS ASSOCIATED THEREWITH, (ii) THE OWNERSHIP INTEREST TO BE PURCHASED IS SOLD ON AN "AS IS, WHERE IS" BASIS, AND (iii) BUYER'S REMEDIES AGAINST SELLER, AND SELLER'S LIABILITIES TO BUYER, WITH RESPECT TO THE OWNERSHIP INTEREST TO BE PURCHASED, SANDHILL OR THE FACILITY ARE LIMITED TO THOSE PROVIDED IN THIS AGREEMENT.

                                   PART FOUR
                                    COVENANTS

4.1 Pre-Closing Covenant of Seller. From the Effective Date until the Closing Date and subject to the terms of any confidentiality obligations under the Operating Agreement, Seller shall permit Buyer and its representatives at reasonable times, during normal business hours in a manner so as not to interfere with the normal business operations of Sandhill and its Affiliates, to examine, in Seller's or its Affiliates' offices at their actual location, all Contracts and other information related to Sandhill, in Seller's operational files, insofar as the same may now be in existence and in the possession of Seller, but excluding all legal files, attorney-client communications or attorney work product, and records and documents subject to confidentiality provisions, claims of privilege or other restrictions on access (including, without limitation, contractual obligations to third Persons). Buyer shall treat, and hold as such, any information it has received from Seller prior to the Effective Date, or shall receive from Seller prior to the Closing in the course of the reviews contemplated by this Section 4.1, as confidential information, and will not use any of such information except in connection with this Agreement, and if the Agreement is terminated for any reason whatsoever, will promptly return to Seller all tangible embodiments (and all copies) of such information that are in its possession.

4.2 Post-Closing Covenant of Buyer. Following the Closing, Buyer shall cooperate fully with Seller in connection with the preparation and filing of any Tax return, and the defense of any claim, audit, litigation or other proceeding, with respect to the Taxes of Seller relating to the Ownership Interest to be Purchased for any period ending on or prior to the Closing Date.

4.3 Pre-Closing Covenants of Seller and Buyer. Seller and Buyer agree as follows with respect to the period from the Effective Date to the Closing:

(a) Satisfaction of Conditions Precedent. Seller and Buyer shall each make commercially reasonable efforts to cause the conditions precedent set forth in Part Five applicable to such Party to be fulfilled and satisfied as soon as practicable.

(b)      Certain Filings and Consents. With respect to the consents set forth on
         Schedule 3.1(e), the Parties agree that Seller shall, or shall cause Sandhill to, promptly give any notices to third parties and make commercially reasonable efforts to obtain, and Buyer shall reasonably cooperate in connection with such endeavors, each consent set forth on
         Schedule 3.1(e). With respect to the consent and review rights of Governmental Entities, Seller and Buyer shall each in a timely manner
         (i) make all required filings, if any, and prepare applications to and conduct negotiations, with each Governmental Entity as to which such filings, applications or negotiations are necessary or appropriate for the consummation of the transactions contemplated hereby and (ii) provide such information as the other Party or the Governmental Entity may reasonably request in order to make such filings, prepare such applications and conduct such negotiations. Each Party shall cooperate with and use all commercially reasonable efforts to assist the other Party with respect to such filings, applications and negotiations.

(c) Press Release. Until the Closing, neither Party nor any of its Affiliates shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, the foregoing shall not restrict disclosures by Buyer or Seller or their respective Affiliates (i) that are required by Applicable

         Law, court order or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure), or (ii) to Governmental Entities and to third Persons holding preferential rights to purchase, rights of consent or similar rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to obtain waivers of such rights or to obtain such consents.

(d) Consent and Preferential Purchase Rights. Seller and Buyer shall use their commercially reasonable efforts to take all actions that may be reasonably necessary to comply with any applicable consent requirements, preferential purchase rights, or other conditions precedent to the transfer of the Ownership Interest to be Purchased, which are set forth in the Operating Agreement.

(e) Notice of Developments. Seller may elect at any time to notify Buyer of any development causing a breach of any of the representations and warranties in Section 3.1 above. Such written notice pursuant will be deemed to have amended the disclosure schedules attached hereto, to have qualified the representations and warranties contained in Section
         3.1 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

4.4      Post-Closing Covenants of Seller and Buyer.

         For a period of three (3) years after the Closing Date, either Party holding such records on the Closing Date shall (i) preserve and retain the corporate accounting, legal, auditing, Tax, environmental, operating, maintenance and inspection and other books and records that relate to the conduct of the business of Sandhill prior to the Closing Date and (ii) other than books, records and documents (x) subject to the attorney/client privilege,
(y) constituting attorney work product or (z) relating to proprietary forecasts of financial or operating data, make such books and records available (at a place reasonably agreed to by Buyer and Seller) to the other Party upon reasonable notice and at reasonable times, it being understood that the other Party shall be entitled to make and retain copies of any such books and records as it shall deem necessary at the other Party's expense. In the event the other Party desires to extend the period referred to in the first sentence of this
Section 4.4 beyond three (3) years, it may do so if the applicable statute of limitations for the years with respect to which the books and records relate has not expired, and such extension is requested in a writing stating that the statute of limitations has not yet expired. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Sandhill or any of its Affiliates, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor herein). The Parties shall also use their reasonable best efforts to cause the contracts referenced on Schedule 4.4 to be assigned to Sandhill, or to be modified so as to reference Sandhill as the party in interest rather than The Magna Carta Group, L.L.C., within a period of sixty (60) days following the Closing Date.

                                   PART FIVE
                              CONDITIONS TO CLOSING

5.1 Seller's Closing Conditions. The obligations of Seller to consummate the Closing under this Agreement are subject to the following conditions; provided, however, Seller may waive any condition specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing:

(a) Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the Transaction, shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

(b) Compliance with Agreement. On and as of the Closing Date, Buyer shall have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement, to be performed and complied with by Buyer or its Affiliates prior to or on the Closing Date.

(c) No Injunction. As of the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity of competent jurisdiction seeking to enjoin or prevent Seller or its Affiliates from completing the Closing or seeking damages against Seller or its Affiliates as a result of the Closing of this Agreement or consummation of the transactions contemplated thereby.

(d) Certified Resolutions and Officers' Certificate. Buyer shall have delivered to Seller (i) a certificate dated as of the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of Buyer's Board of Directors or its designee authorizing the Transaction, and (ii) a certificate dated as of the Closing Date and signed by the President or a Vice President of Buyer certifying, in such detail as Seller may reasonably request, the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 5.1.

(e) Incumbency Certificates. Seller shall have received a certificate of Buyer dated the Closing Date certifying the incumbency of the officers of Buyer signing for it and the authenticity of their signatures.

(f) Approvals, Consents, Guarantees, Tender to Minority Members, and Amendments to Operating Agreement. Seller shall be reasonably satisfied that all approvals and consents necessary for the consummation of the transactions contemplated by this Agreement have been obtained, including without limitation waivers of any applicable preferential purchase rights set forth in the Operating Agreement. In addition, on or prior to the Closing, any guarantees of the indebtedness or other financial obligations of Sandhill which were executed by Charles H. Simpson, Shirley Simpson, Jeff Fry, Christine Fry, or Seller shall have been either (i) terminated, or
         (ii) restructured, so that Buyer and Seller guarantee such indebtedness or other financial obligations of Sandhill on a 50/50 basis. In addition, the members of Sandhill, other than Seller, shall have agreed to sell, and tendered, their units of membership interest in Sandhill to Seller on terms satisfactory to Seller, effective immediately following the Closing and contingent on the consummation of the Transaction, such that following the Closing, Buyer and Seller shall be the only members of Sandhill having a right to vote on matters submitted to a vote of the members of Sandhill. Finally, Buyer shall have executed the Amended and Restated Operating Agreement.

(g) Receipt of Purchase Price and Other Deliveries. Seller shall have received notification from the financial institution utilized by Buyer to consummate the Transaction that the Purchase Price has been deposited to Seller's account, and all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

5.2 Buyer's Closing Conditions. The obligations of Buyer to consummate the Closing under this Agreement are subject to the following conditions; provided, however, Buyer may waive any condition specified in this Section 5.2 if it executes a writing so stating at or prior to the Closing:

(a) Representations and Warranties True at Closing. The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof in connection with the Transaction shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

(b) Compliance with Agreement. On and as of the Closing Date, Seller shall have performed and complied in all material respects with all agreements, covenants, and conditions required by the Agreement to be performed or complied with by Seller or its Affiliates prior to or on the Closing Date.

(c) No Injunction. As of the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity of competent jurisdiction seeking to enjoin or prohibit Buyer or its Affiliates from completing the Closing or seeking damages against Buyer or its Affiliates as a result of the Closing of this Agreement or consummation of the transactions contemplated thereby.

(d) Certified Resolutions and Officers' Certificate. Seller shall have delivered to Buyer (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller with respect to the action of the Seller's manager or managing member authorizing the transactions contemplated by the Agreement, and (ii) a certificate dated the Closing Date and signed by the President or a Vice President of Seller certifying in such detail as Buyer may reasonably request the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 5.2.

(e) Incumbency Certificates. Buyer shall have received a certificate of Seller dated the Closing Date certifying the incumbency of the officers of Seller signing for it and the authenticity of their signatures.

(f) Approvals and Consents. Buyer shall be reasonably satisfied that all approvals and consents necessary for the consummation of the transaction contemplated by this Agreement (other than approvals and consents required from Buyer or its Affiliates) shall have been obtained, including without limitation waivers of any applicable preferential purchase rights set forth in the Operating Agreement.

(g) Amendments to the Operating Agreement and Other Deliveries. Seller shall have executed the Amended and Restated Operating Agreement, and all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

                                    PART SIX
                                    INDEMNITY

6.1      Seller.

(a)      All of the representations and warranties of the Seller contained in
         Section 3.1 above shall survive the Closing hereunder (unless Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter.

(b) In the event Seller breaches any of its representations, warranties, and covenants contained herein and, provided that Buyer makes a written claim for indemnification against the Seller, disclosing in reasonable detail the basis therefore, within the survival period, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their directors, employees and agents from and against all Losses (but excluding any Losses suffered after the end of any applicable survival period or resulting from acts or omissions of Buyer) caused proximately by the breach.

(c) Seller shall also indemnify, defend and hold harmless Buyer, its Affiliates and their directors, employees and agents from and against Seller's Allocable Portion of all Losses caused proximately by any third party claims asserted in writing against Buyer within two (2) year following the Closing Date which arise out of any liability of Sandhill (other than with respect to any guaranty of indebtedness of Sandhill which Buyer assumes or enters into upon consummation of the Transaction) incurred prior to the Closing Date, but excluding from the foregoing any Losses either resulting from conditions or issues of which Buyer was aware prior to the Closing Date or resulting from acts or omissions of Buyer.

(d) Notwithstanding anything to the contrary herein, in the case of indemnification otherwise required from Seller under Section 6.1(b) or (c), Seller shall have no obligation to indemnify Buyer (A) until Buyer has suffered Losses by reason of all such breaches and third party claims in excess of a $150,000 aggregate deductible (after which point Seller will be obligated only to indemnify Buyer from and against further such Losses) or thereafter (B) to the extent the Losses Buyer has suffered by reason of all such breaches and third party claims exceed a Two Million Two Hundred Thousand Dollar ($2,200,000) aggregate ceiling (after which point Seller will have no obligation to indemnify Buyer from and against further such Losses).

6.2 Buyer. All of the representations and warranties of the Buyer contained in
Section 3.2 above shall survive the Closing hereunder (unless Seller knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer, disclosing in reasonable detail the basis therefore, within the survival period, then Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their directors, employees and agents from and against all Losses (but excluding any Losses suffered after the end of any applicable survival period or resulting from acts or omissions of Seller) caused proximately by the breach.

6.3 Method of Asserting Claims. All claims for indemnification under the Agreement shall be asserted and resolved as follows, provided that the provisions of Sections 6.3 through 6.6 shall be covenants and not conditions to the defense and indemnity obligations to which they apply:

(a) Third Person Claims. In the event that any claim for which a Party providing indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (the "Indemnified Party") is asserted against or sought to be collected by a third Person, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim)(the "Claim Notice"); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. The Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim; and (ii) whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading, submission or document which it shall deem reasonably necessary or appropriate to protect its interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim or demand by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party does not elect to defend against such claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right but not the obligation to defend against such claim, and the amount of any such claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder (subject, if it has timely disputed liability, to a determination that the disputed liability is covered by this Part Six).

(b) Other Claims. In the event that the Indemnified Party shall have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted or sought to be collected from it by a third Person, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

6.4 Payment. Payments under this Part Six and under any other indemnity provision of this Agreement shall be made as follows:

(a) Payment of Undisputed Amount. In the event that the Indemnifying Party is required to make any payment under this Part Six, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be dispute as to the amount or manner of determination of any indemnity obligation owed under this Part Six, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Part Six and the portion, if any theretofore paid, shall bear interest at the Agreed Rate. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person or other entity with respect to the subject matter of this claim.

(b) Payment of Interest. If all or part of any indemnification obligation under the Agreement is not paid when due upon resolution of the claim, then the Indemnifying Party shall pay upon demand to the Indemnified Party interest at the Agreed Rate on the unpaid amount of the obligation for each day from the date the amount became due until payment in full.

6.5 Limitation of Claims. No claim shall be made or be effective unless the Indemnified Party shall have delivered to the Indemnifying Party a Claim Notice within two (2) years after the Closing Date, if the claim is based on misrepresentation or a breach of the representations or warranties in Part Three.

6.6 Disputed Claims. If the Indemnifying Party shall notify the Indemnified Party during the Notice Period that it disputes any claim under Section 6.3 (the "Disputed Claim"), the Disputed Claim shall be subject to the dispute resolution procedures provided in Section 7.11.

6.7 Exclusivity. After the Closing, Sections 6.1 and 6.2 shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant, agreement or other obligation contained in this Agreement. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE, THE INDEMNIFICATION PROVISIONS IN THIS PART SIX SHALL BE ENFORCEABLE REGARDLESS OF WHETHER LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT).

                                   PART SEVEN
                                  MISCELLANEOUS

7.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties.

7.2 Waivers and Amendments. All amendments and other modifications hereof shall be in writing and signed by each of the Parties. Any Party may by written instrument (a) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the other Party in this Agreement or (b) waive or modify performance of any of the obligations or other acts of the other Party. The delay or failure on the part of any Party to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

7.3 Notices. All notices and consents required under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand,
(b) when sent by facsimile (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States of America by first class postage prepaid mail, (c) when received by the addressee, if sent by Express Mail, Federal Express, other express delivery service (receipt requested) or by such other means as the Parties may agree from time to time or (d) five (5) Business Days after being mailed in the United States of America, by first class postage prepaid registered or certified mail, return receipt requested; in each case to the appropriate address and facsimile number set forth below (or to such other address and facsimile number as a Party may designate as to itself by notice to the other Party):

         (i)      if to Seller:     The Magna Carta Group, L.L.C.
                  .........         3295 Highway 80
                  .........         Brandon, MS 39042

                  Attention:        Charles H. Simpson, Managing Member
                  .........         Phone: (601) 591-4030
                  .........         Fax:  (601) 591-4020

         (ii)     if to Buyer:      Genesis Crude Oil, L.P.
                  .........         500 Dallas, Suite 2500
                  .........         Houston, TX 77002

                  Attention:        Mark Gorman
                  .........         Phone: (713) 860-2502
                  .........         Fax: (713) 860-2636

         Each Party shall have the right upon giving ten (10) Business Days prior written notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

7.5 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and undertakings between the Parties hereto relating to the subject matter hereof; provided, however, that the Confidentiality Agreement shall remain in full force and effect until and unless the Closing occurs, at which time the Confidentiality Agreements shall terminate in accordance with the respective termination provisions set forth therein. There are no additional terms, whether consistent or inconsistent, oral or written which are intended to be part of the Parties' understanding which have not been incorporated into this Agreement, including the Exhibits and Schedules.

7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi as applied to contracts made and performed entirely within the State of Mississippi, without regard to the conflict of laws principles thereof.

7.7 Expenses. Except as specified herein and as the Parties may otherwise agree, each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

7.8 Assignability. The rights and obligations created or assumed hereunder shall not be assignable or delegable by either Party and any assignment of this Agreement shall be void ab initio.

7.9 Invalidity. If any of the terms, provisions, covenants or restrictions of this Agreement, including the Schedule hereto, is held by a court of competent jurisdiction to be invalid, void or unenforceable and unless the invalidity, voidability or unenforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity, voidability or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement except those which the invalidated, voided or unenforceable provision comprises an integral part of or is otherwise clearly inseparable from. In the event any term, provision, covenant or restriction is held invalid, void or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

7.10 No Admission. Nothing in this Agreement shall constitute any admission, expressed or implicit, by the Parties of any wrongdoing. Nothing herein, expressed or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

7.11 Dispute Resolution. Seller and Buyer covenant with each other as follows:

(a) Generally. Any claim, controversy or dispute arising out of, relating to, or in connection with the Agreement or the agreements and transactions contemplated hereby, by Buyer, Buyer's Affiliates, Seller or Seller's Affiliates, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Schedule 7.11. The Parties covenant that they shall not resort to court remedies except as provided for in Schedule 7.11, or for preliminary relief in aid of arbitration.

(b) Violations. A Party who violates the covenants in Section 7.11(a) shall pay all the legal costs incurred by the other Parties in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section 7.11(a) and
         Schedule 7.11 shall be instituted in the United States District Court for the Southern District of Mississippi, and pursuant to Title 9 of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

(c) Governmental Entity Approvals. Unless otherwise consented to by the Governmental Entity, as applicable, the Parties acknowledge that their respective rights and obligations under this Agreement are and will remain following the Closing Date subject to all conditions and restrictions contained in any approval of any Governmental Entity relating to this Agreement and that no resolution of any dispute between the Parties relating to this Agreement, whether pursuant to the voluntary agreement of the Parties or pursuant to the procedure specified in Schedule 7.11, shall be inconsistent with such conditions or restrictions.

7.12 Attorneys' Fees. In any arbitration, action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful Party shall be entitled to recover reasonable attorneys' fees in addition to its cost and expense and any other available remedy.

7.13 Further Assurances. Seller and Buyer shall provide to each other such information regarding the Ownership Interest to be Purchased as may be reasonably requested and shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by either party to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

7.14 Termination. The Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of the Parties; (ii) by Seller or Buyer if the other Party shall have committed a material breach of this Agreement and such breach shall not have been cured within ten (10) business days following notice of default given by the non-breaching Party; or (iii) by either Seller or Buyer if the Closing shall not have occurred on or before the Termination Date, other than through the default of the terminating Party. Termination under clause (i) above shall be effective as of the date of the Parties' mutual consent; termination under any of clauses (ii) or (iii) above shall be effective as of the date that the terminating Party delivers written notice of the event of termination. Upon any termination the Parties shall have no further obligations under this Agreement; provided, however, Buyer shall hold all information which was obtained relating to the Transaction, subject to the Confidentiality Agreement, and provided further that the provisions of Sections 7.3, 7.6, 7.7, 7.11 and 7.12 hereof shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its authorized representatives as of the Effective Date.

                                          SELLER:

                                          THE MAGNA CARTA GROUP, L.L.C.


                                           By  /s/  Charles H. Simpson


                                           NAME: Charles H. Simpson
                                           TITLE: Managing Member/Manager
                                           Tax ID: 72-1282374



                                           BUYER:

                                           GENESIS CRUDE OIL, L.P.
                                           BY: GENESIS ENERGY, INC., its General
                                                       Partner


                                           By   /s/  Mark J. Gorman

                                           NAME: Mark J. Gorman
                                           TITLE: President
                                           Tax ID: 76-0516202